Exhibit 10.10
[EXECUTION COPY]
TAX-EXEMPT LEASE PURCHASE AGREEMENT
(VACTOR MANUFACTURING, INC.)
     This TAX-EXEMPT LEASE PURCHASE AGREEMENT (VACTOR MANUFACTURING, INC.) (this “Agreement”) is entered into as of June 27, 2008 between VACTOR MANUFACTURING, INC., an Illinois corporation (“Seller”), and BANC OF AMERICA PUBLIC CAPITAL CORP, a Kansas corporation (“Buyer”).
STATEMENT OF PURPOSE
     Seller leases vehicles to municipal customers in the ordinary course of its business. Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, in each case from time to time in accordance with the terms and conditions of this Agreement, certain of such leases and certain related assets.
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE I
DEFINITIONS
     1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Adverse Claim” means, with respect to any property, any mortgage, pledge, security interest, encumbrance, lien, charge or other right or claim in, of or on such property; provided, however, that Adverse Claim shall not include (i) with respect to any Equipment, the rights and interests of the related Obligor (to the extent such rights and interests arise under the related Lease), (ii) with respect to any Equipment, any statutory mechanic’s or landlord’s lien arising in the ordinary course of business which attach to such Equipment and which secure obligations arising with respect to such Equipment, which obligations are either not yet due and payable or are not delinquent and are discharged in the ordinary course of business, and (iii) with respect to Equipment that constitutes fire trucks or other emergency response vehicles, liens that are subordinate to the lien in favor of Buyer held by the Pennsylvania Emergency Management Agency (PEMA) and arising pursuant to its Volunteer Fire Company, Ambulance Services and Rescue Squad Assistance program.
     “Aggregate Purchase Price” means, as of any date, (i) the aggregate Purchase Price paid by Buyer to Seller on or before such date pursuant this Agreement with respect to Unencumbered Leases plus (ii) the aggregate purchase price paid by Buyer to E-ONE, Inc., E-ONE New York, Inc., Elgin Sweeper Company, Federal Signal or FS Depot, Inc. on or before such date pursuant to the Tax-Exempt Lease Purchase Agreement dated as of June 27, 2008 between such Person and Buyer, in each case with respect to Unencumbered Leases.
     “Applicable Spread” means, as of any Purchase Date, (i) if the Aggregate Purchase Price paid before such Purchase Date is less than or equal to $12,000,000, 2.15% and (ii) if the Aggregate Purchase Price paid before such Purchase Date is greater than $12,000,000, 2.55%.

     “Assignment” means a written assignment substantially in the form of Exhibit B to this Agreement (or in such other form as may be agreed to by Buyer and Seller) pursuant to which Seller sells, transfers, assigns, sets-over and otherwise conveys the related Purchased Assets to Buyer.
     “BALCAP” means Banc of America Leasing & Capital, LLC, a Delaware limited liability company, and its successors and assigns.
     “Business Day” means any day, other than a Saturday or a Sunday, on which banks are not authorized or required to close in Chicago, Illinois.
     “Buyer” has the meaning set forth in the preamble to this Agreement.
     “Closing Date” means June 27, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collections” means all cash collections and other cash proceeds received with respect to the Purchased Leases, including, without limitation, all Scheduled Payments, all partial or full prepayments and all amounts received with respect to Defaulted Leases (including, without limitation, all cash proceeds or rents realized from the sale or lease of the related Equipment following repossession and all insurance proceeds received with respect to such Equipment).
     “Cut-Off Date” means, with respect to any Purchased Assets, the Cut-Off Date set forth in the related Assignment.
     “Defaulted Lease” means a Lease (i) as to which an Insolvency Event has occurred with respect to the related Obligor, (ii) as to which an event of non-appropriation has occurred, (iii) which, in accordance with Seller’s standard policies and procedures and consistent with its past practices, should be written off as uncollectible, (iv) which Seller has identified as uncollectible, or (v) as to which a Scheduled Payment, or part thereof, remains unpaid for ninety (90) days or more from the original due date for such payment.
     “Delinquent Lease” means a Lease as to which a Scheduled Payment, or part thereof, remains unpaid for at least thirty-one (31) days from the original due date for such payment (other than a Defaulted Lease).
     “Discount Rate” means, with respect to any Purchased Lease, the Discount Rate set forth for such Purchased Lease on Schedule 1 to the related Assignment.
     “Eligible Lease” has the meaning set forth in Exhibit C to this Agreement.
     “Encumbered Lease” means a Lease pledged by Seller to BALCAP pursuant to the Loan Agreement.
     “Equipment” means the vacuum trucks or vacuum loader vehicles leased by Seller under a Lease (including all additions, parts, accessories, accessions or attachments to such vehicles and any replacements or substitutions for such vehicles) and all other personal property leased by Seller under such Lease.
     “Excluded Amounts” has the meaning set forth in Section 7.2.

     “Federal Signal” means Federal Signal Corporation, a Delaware corporation, and its successors and assigns.
     “Guaranty Agreement” means the Guaranty and Payment Agreement dated as of June 27 made by Federal Signal in favor of Buyer, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
     “Indemnified Amounts” has the meaning set forth in Section 7.1.
     “Indemnified Party” has the meaning set forth in Section 7.1.
     “Insolvency Event” means, with respect to any Person, that (i) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) an Insolvency Proceeding shall be instituted by or against such Person and, in the case of an Insolvency Proceeding instituted against such Person, such Person shall fail within thirty (30) days of the commencement of such Insolvency Proceeding to move to have such Insolvency Proceeding dismissed or such Insolvency Proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or (iii) such Person shall take any action to authorize any of the actions set forth in clauses (i) or (ii) above.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, any assignment for the benefit of creditors, any formal or informal moratorium, any composition, any extension generally with creditors or any proceeding seeking reorganization, arrangement or other similar relief.
     “Investment Balance” means, with respect to any Purchased Lease as of any date, the sum of (i) the present value as of such date of all unpaid Scheduled Payments due as of such date or to become due after such date under such Purchased Lease (and that Buyer used in calculating the related Purchase Price), even if such Scheduled Payments are no longer owed by the related Obligor due to the termination of such Purchased Lease by such Obligor pursuant to the terms of such Purchased Lease or due to an event of non-appropriation (such present value to be calculated as of such date by discounting such Scheduled Payments monthly at the applicable Discount Rate using a 30 day month and a 360 day year) plus (ii) any applicable late charges, unpaid taxes, indemnity payments, costs of collection, including reasonable attorneys’ fees, or other amounts due with respect to such Purchased Lease; provided, however, that if the periodic payments due under such Purchased Lease are revised after the related Purchase Date in connection with an amendment, waiver or modification of such Purchased Lease, the Investment Balance of such Purchased Lease as of any date on which such revised periodic payments are in effect shall be calculated based on such revised periodic payments.
     “Lease” means an agreement pursuant to which Seller leases vacuum trucks or vacuum loader vehicles and related personal property to a state (as defined in section 103(c)(2) of the Code) or a political subdivision of a state.
     “Lease File” has the meaning set forth in Section 3.2.1.
     “Loan Agreement” means the Amended and Restated Loan and Security Agreement dated as of December 20, 2007 among E-ONE, Inc., Elgin Sweeper Company, Seller and E-ONE New York, Inc., as Borrowers, and BALCAP, as Lender, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

     “Lock-Box” means P.O. Box 371992, Pittsburgh, Pennsylvania 15250-7992 or such other post office box as Buyer may designate as the Lock-Box by notice to Seller.
     “Lock-Box Account” means the following deposit account or such other deposit account as Buyer may designate as the Lock-Box Account by notice to Seller:
Bank Name: The Bank of New York Mellon
Bank Address: 500 Ross Street, 154-0460
Pittsburgh, Pennsylvania 15259
ABA Number: 043 000 261
Account Number: 0209576
Lock-Box Number: 371992
     “Material Adverse Effect” means a material adverse effect on (i) the ability of Seller to perform its obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) the interest of Buyer in the Purchased Assets or (iv) the collectibility of the Purchased Leases.
     “Obligor” means any party obligated under a Lease, including any guarantors, but not including Seller or any other lessor or vendor of the related Equipment.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Purchase Date” means, with respect to any Purchased Assets, the date of the related Assignment.
     “Purchase Price” means, with respect to any Purchased Assets, the aggregate present value of all Scheduled Payments due or to become due under each related Purchased Lease (each such present value to be calculated as of the related Purchase Date by discounting such Scheduled Payments monthly at the applicable Discount Rate using a 30 day month and a 360 day year).
     “Purchased Assets” means the Purchased Assets identified in an Assignment (it being understood that the Purchased Assets shall include (i) the related Purchased Leases; (ii) all amounts due on or after the related Cut-Off Date under such Purchased Leases and all Collections received with respect to such amounts; (iii) all Equipment leased under such Purchased Leases and all proceeds of such Equipment; (iv) the Lease Files with respect to such Purchased Leases; (v) all guaranties, insurance policies or other contracts or arrangements securing or supporting payment of such Purchased Leases and all amounts received on or after such Cut-Off Date with respect to such Purchased Leases under any such contract or arrangement; and (vi) all proceeds of the foregoing); provided, however, that, if Seller repurchases Purchased Assets pursuant to Article V of this Agreement, such Purchased Assets shall cease to be Purchased Assets as of the date of such repurchase.
     “Purchased Leases” means the Purchased Leases identified in an Assignment; provided, however, that, if Seller repurchases Purchased Assets pursuant to Article V of this Agreement, the related Purchased Lease(s) shall cease to be Purchased Lease(s) as of the date of such repurchase.
     “Release Price” means, with respect to any Encumbered Lease as of any date, the Release Price (as defined in the Loan Agreement) for such Encumbered Lease as of such date.

     “Scheduled Payments” means, with respect to any Lease, the periodic payments identified with respect to such Lease on Schedule 1 to the related Assignment.
     “Seller” has the meaning set forth in the preamble to this Agreement.
     “Servicing Rights” means the right to bill and collect amounts due under the Purchased Leases, the right to send and receive notices or other communications with respect to the Purchased Leases, the right to obtain or maintain insurance with respect to the related Equipment, the right to take possession of, dispose of or otherwise exercise rights or remedies with respect to the related Equipment and any other right to service the Purchased Leases.
     “Title Default” means, with respect to any Purchased Lease, that (i) a default shall have occurred and be continuing under such Purchased Lease or the related Obligor shall have asserted that such Purchased Lease is not enforceable against such Obligor in accordance with its terms or such Obligor shall have failed to appropriate funds with respect to obligations owing under such Purchased Lease and (ii) Buyer shall have attempted to take possession of, dispose of or otherwise exercise rights or remedies with respect to the related Equipment and shall have determined that its ability to take such action has been impaired because of (A) the failure of Seller to obtain before the related Purchase Date and maintain as of such Purchase Date a perfected, first-priority security interest in such Equipment in accordance with applicable law or (B) if the perfection or priority of a security interest in all or any portion of such Equipment is governed by a certificate of title statute, the failure of the related Lease File to contain as of such Purchase Date an original certificate of title (or an original lienholder certificate, if applicable) or an original manufacturer’s statement of origin with respect to such Equipment or the failure of the information contained in such certificate of title (or an original lienholder certificate, if applicable) or manufacturer’s statement of origin to be true and correct in all material respects as of such Purchase Date.
     “Transaction Documents” means this Agreement, the Guaranty Agreement, the Assignments and all other instruments, documents and agreements executed and delivered by Seller or Buyer in connection with this Agreement.
ARTICLE II
LEASE PURCHASES
     2.1. Purchase of Lease Assets.
     (a) Seller shall, from time to time after the Closing Date, offer to sell, transfer, assign, set-over and otherwise convey to Buyer, without recourse except as expressly provided herein or, if applicable, in the related Assignment, all right, title and interest of Seller in, to and under certain Eligible Leases (it being understood that Seller shall offer to sell, transfer, assign, set-over and otherwise convey an Eligible Lease to Buyer (i) if such Lease contained as of the Closing Date a prohibition against such conveyance, within thirty (30) days after Seller receives from the related Obligor a signed consent letter with respect to such Lease substantially in the form of Exhibit E to this Agreement and (ii) in all other cases, within thirty (30) days after the later of the Closing Date and the date on which such Lease was originated). Seller shall, in connection with each such offer, provide to Buyer (or provide Buyer with access to) such information with respect to such Leases or the related Obligors as Buyer may reasonably request.
     (b) Buyer shall, in each case within thirty (30) days after such offer, accept any offer made by Seller pursuant to Section 2.1(a); provided, however, that Buyer shall only be obligated to accept such offer to the extent that (i) the Leases subject to such offer are (A) listed on Schedule A to this Agreement and are Eligible Leases as the date of such acceptance (it being understood that the Leases listed on

Schedule A to this Agreement include all of the Encumbered Leases as of the Closing Date and certain Unencumbered Leases acceptable to Buyer as of the Closing Date) or (B) otherwise approved by Buyer in its absolute and sole discretion, (ii) Seller and Buyer agree on the related Purchase Price and (iii) such offer is made before December 31, 2008. For purposes of clause (ii) above, Buyer and Seller agree that, in general, the aggregate Purchase Price with respect to the Purchased Leases identified in any Assignment will be calculated as if (i) the Discount Rate for each Unencumbered Lease identified in such Assignment equaled 65% of the sum of (A) the interest rate swap rate for the term closest to (but not shorter than) the remaining average life of the Unencumbered Leases identified in such Assignment as published in the Federal Reserve Statistical Release H.15 Daily Update on the second Business Day preceding the related Purchase Date (or on such other date as may be agreed to by Seller and Buyer) plus (B) the Applicable Spread as of such Purchase Date and (ii) the Discount Rate for each Encumbered Lease identified in such Assignment equaled 82.9% of the interest rate applicable as of such Purchase Date to the Advance (as defined in the Loan Agreement) with respect to which such Encumbered Lease has been pledged as collateral (it being understood that a different Discount Rate may be used for each Purchased Lease identified in such Assignment to address certain federal tax concerns).
     (c) Buyer shall notify Seller in writing of each offer accepted pursuant to Section 2.1(b). Each notice of acceptance shall include (i) a list of the Leases to be purchased (specifying for each such Lease the name of the related Obligor and the related lease term), (ii) the related Purchase Date, (iii) the estimated Purchase Price (it being understood that the final Purchase Price will be calculated as of the related Purchase Date) and (iv) in the case of each Encumbered Lease, the estimated Release Price (it being understood that the final Release Price will be calculated as of the related Purchase Date). Buyer and Seller shall, except as otherwise specifically set forth in this Agreement, promptly close each offer accepted pursuant to Section 2.1(b). Except as otherwise specifically set forth in this Agreement, a sale of Purchased Assets pursuant to this Agreement shall not constitute and is not intended to result in an assumption by Buyer of any obligation of Seller or any other Person, including, without limitation, any obligation arising under or in connection with the related Purchased Leases or any other Purchased Assets (it being understood that Buyer shall acquire and be solely responsible for exercising the Servicing Rights).
     2.2. Closing Date Documentation. Seller shall deliver the following documentation to Buyer on the Closing Date:
2.2.1.	A copy of the Guaranty Agreement duly executed by Federal Signal.

2.2.2.	A certificate executed by the secretary of Federal Signal certifying as to (i) true and correct copies of the certificate of incorporation and bylaws of Federal Signal, (ii) a true and correct copy of resolutions duly adopted by the board of directors of Federal Signal authorizing the transactions contemplated by this Agreement and the Guaranty Agreement and (iii) the incumbency and specimen signatures of officers authorized to execute the Guaranty Agreement on behalf of Federal Signal.

2.2.3.	A certificate executed by the secretary of Seller certifying as to (i) true and correct copies of the articles of incorporation and bylaws of Seller, (ii) a true and correct copy of resolutions duly adopted by the board of directors of Seller authorizing the transactions contemplated by this Agreement and (iii) the incumbency and specimen signatures of officers authorized to execute the Transaction Documents on behalf of Seller.

2.2.4.	A financing statement (Form UCC-1) naming Seller as Debtor (Seller) and Buyer as Secured Party (Buyer) to be filed with the Illinois Secretary of State with respect to the Purchased Assets.

2.2.5.	An opinion of Jennifer Sherman, General Counsel of Federal Signal, with respect to certain corporate matters.

2.2.6.	An opinion of Thompson Coburn LLP, outside counsel to Federal Signal, with respect to certain corporate and UCC matters.

2.2.7.	Any other documents (including, without limitation, powers of attorney) reasonably requested by Buyer.
     2.3. Lease Purchase Documentation. Seller shall deliver or cause to be delivered the following documentation to Buyer on or before each Purchase Date (or, in the case of the documentation described in Section 2.3.3, within ten (10) Business Days after each Purchase Date) with respect to each related Lease:
2.3.1.	The executed original of such Lease (including, if such Lease consists of a schedule or supplement to a master lease agreement, the executed original of such master lease agreement).

2.3.2.	The related Lease File (including, without limitation, an acceptance certificate duly executed by the related Obligor, an executed opinion of counsel to such Obligor, a duly completed IRS Form 8038-G or 8038-GC, as applicable, all certificate of title documents and/or financing statements issued or filed with respect to the related Equipment and a consent letter substantially in the form of Exhibit E to this Agreement duly executed by such Obligor).

2.3.3.	All collection notes and payment histories maintained by Seller with respect to such Lease.

2.3.4.	An Assignment covering such Lease duly executed by Seller.

2.3.5.	An electronic copy of a notice of assignment substantially in the form of Exhibit D to this Agreement containing the name and address (and any applicable logo or other corporate design) of Seller and an electronic signature of a duly authorized officer of Seller (it being understood that Buyer is authorized to date such notice and to add to such notice all missing information with respect to such Lease and the related Obligor).

2.3.6.	Any other documents reasonably requested by Buyer (it being understood that (i) except as set forth in Article V, Buyer shall be solely responsible for re-titling any certificates of title issued with respect to the related Equipment and (ii) Buyer shall be solely responsible for preparing and filing any financing statement amendments to be filed with respect to such Equipment).
     2.4. Additional Closing Conditions. Seller shall, on or before each proposed Purchase Date, inform Buyer of any material adverse change known to Seller in the business or financial condition of any related Obligor since the date of the related offer or of any other circumstance or event known to Seller that would reasonably be expected to have a material adverse effect on the interest of Buyer in the related proposed Purchased Assets or the collectibility of the related proposed Purchased Leases. Buyer shall not be obligated to purchase such Purchased Assets if (i) any circumstance or event exists or has occurred that would reasonably be expected to have a material adverse effect on the interest of Buyer in such Purchased Assets or the collectibility of such Purchased Leases (including, without limitation, the failure of any such

Purchased Lease to be an Eligible Lease as of such Purchase Date) or (ii) Seller has breached in any material respect any obligation under this Agreement or any other Transaction Document. On each Purchase Date, Buyer shall duly acknowledge and deliver to Seller a copy of the related Assignment.
     2.5. Authority to File Financing Statements. Seller hereby authorizes Buyer to record, on or before each Purchase Date and at such other times as Buyer may deem necessary, such financing statements or financing statement amendments as are needed to perfect Buyer’s interest, as secured party or owner, of the related Purchased Assets.
     2.6. Payment of Purchase Price. On each Purchase Date, Buyer shall pay the related Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller; provided, however, that, if all or a portion of such Purchase Price is allocable to an Encumbered Lease, Seller shall direct Buyer to remit directly to BALCAP, on behalf of Seller and in payment of all or a portion of any Advance (as defined in the Loan Agreement) with respect to which such Encumbered Lease has been pledged as collateral, the portion of such Purchase Price allocable to the related Release Price. If Buyer has previously notified Seller that Seller owes Buyer an amount under this Agreement, Buyer may deduct such amount from such Purchase Price.
     2.7. Intent of Parties; Sale; Backup Security Interest. Buyer and Seller intend that this Agreement and each Assignment be construed as an agreement for the absolute sale of the related Purchased Assets. If, despite this intent, this Agreement or any Assignment is construed as an agreement for making one or more loans, then, as collateral security for the repayment of each Purchase Price and all other payment obligations of Seller under this Agreement, Seller hereby grants to Buyer a security interest in the Purchased Leases and all other Purchased Assets. All transactions contemplated by this Agreement, whether construed as a sale or a loan, shall be non-recourse to Seller except as specifically provided in this Agreement or, if applicable, any Assignment.
     2.8. Further Assurances. Seller shall execute and deliver to Buyer, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Buyer may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties Concerning Seller. Seller represents and warrants that the following are true as of the date of this Agreement. Each representation and warranty is made to induce Buyer to purchase the Purchased Assets pursuant to this Agreement and shall be automatically restated and ratified as of each Purchase Date.
3.1.1.	Organized and Existing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and Seller is qualified and in good standing to do business as a foreign corporation in each state or other jurisdiction where its business requires such qualification and where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. Seller’s corporate identification number in the State of Illinois is 57878207. Seller’s chief executive office and principal place of business are located at 1621 S. Illinois Street, Streator, Illinois 61364.

3.1.2.	No Contravention. Seller’s execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party do not and will not conflict with its charter or by-laws, any material agreement to which it is a party or by which it is bound, any applicable law, rule or regulation, or any court or administrative order, judgment or decree binding on it or its properties.

3.1.3.	Power and Authority; Authorization, Execution and Delivery. Seller’s execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party are within its corporate power and authority and have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement and each other Transaction Document to which it is a party.

3.1.4.	Valid, Binding and Enforceable. This Agreement and each other Transaction Document to which it is a party are valid, binding and enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.1.5.	Governmental Authorization; Other Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person that has not been obtained is required for the due execution and delivery by Seller of this Agreement or any other Transaction Document to which Seller is a party or the performance by Seller of its obligations hereunder or thereunder.

3.1.6.	Actions; Suits; Proceedings. Except as described in the Forms 10-K, 10-Q and 8-K of Federal Signal, there are no actions, suits or proceedings pending or, to Seller’s knowledge, threatened, against or affecting Seller or any of its properties in or before any court, arbitrator or governmental body that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body binding upon it or any of its properties

3.1.7.	Accuracy of Information. All written information with respect to Seller or the Purchased Assets furnished by Seller to Buyer under or in connection with this Agreement or any other Transaction Document is true and accurate in all material respects as of the date such information is or is deemed to be stated or certified and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading in any material respect as of the date such information is or is deemed to be stated or certified (it being understood that this Section 3.1.7 shall not apply to any untrue or inaccurate information or any information that contains a misstatement or omission if, in each case, such information is corrected in written information subsequently furnished by Seller to Buyer under or in connection with this Agreement or any other Transaction Document).

3.1.8.	Compliance with Laws. Seller has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     3.2. Representations and Warranties Concerning the Purchased Assets. Seller represents and warrants that the following are true with respect to the Purchased Leases or the other Purchased Assets, as applicable, as of the related Purchase Date (it being understood that the representations and warranties made as of each Purchase Date only apply to the Purchased Leases or the other Purchased Assets, as applicable, purchased on such Purchase Date). Each representation and warranty is made to induce Buyer to purchase the Purchased Assets pursuant to this Agreement and the related Assignment.
3.2.1.	Title; Perfection; Original Lease Documents. Seller has transferred good title to the Purchased Assets to Buyer free of all Adverse Claims. Seller has transferred a perfected, first-priority security interest in the related Equipment to Buyer, which security interest is subject only to the interests of the related Obligor under the related Purchased Lease. Seller has delivered to Buyer the executed original of the related Purchased Lease (including, if such Purchased Lease consists of a schedule or supplement to a master lease agreement, the executed original of such master lease agreement) and the originals of all related agreements and other documents (collectively with respect to each Purchased Lease, the “Lease File”).

3.2.2.	Entire Agreement; No Unperformed Obligation. Each Lease File delivered to Buyer constitutes the entire agreement between Seller and the related Obligor with respect to the related transaction, and Seller has not defaulted in any of its obligations to such Obligor with respect to such transaction. Neither Seller nor any affiliate of Seller has any obligation under any Purchased Lease that has not been performed in full as of the related Purchase Date, and no Purchased Lease requires Seller or any affiliate of Seller to comply with any covenant or other agreement (it being understood that the Servicing Rights do not constitute obligations, covenants or other agreements).

3.2.3.	Accurate Description; No Prepayments. All descriptions in each Purchased Lease, including, without limitation, the description of the related Equipment and the description of the number and amount of Scheduled Payments due or to become due under such Purchased Lease, are complete and accurate. All information set forth on Schedule 1 to any Assignment (including, without limitation, the vehicle identification number for each item of Equipment leased under any related Purchased Lease) is true and correct. On the related Purchase Date, no amounts have been prepaid on any Purchased Lease except advance payments required by such Purchased Lease and such other amounts as have been disclosed to Buyer in writing.

3.2.4.	Performance of Equipment. All Equipment leased under a Purchased Lease will at all times perform in all material respects according to applicable specifications; provided, however, that this Section 3.2.4 shall only apply to an item of Equipment if the commencement date of the related Purchased Lease occurred within one year before the related Purchase Date and any Scheduled Payments due under such Purchased Lease on or before the first anniversary of such commencement date have not been paid in full.

3.2.5.	Obligor Authority; Valid, Binding and Enforceable; Complies With Laws. Each Obligor under any Purchased Lease has the power and authority to execute, deliver and perform such Purchased Lease. Each Purchased Lease and all other documents in each Lease File have been duly executed by all parties and are valid, binding and enforceable against all parties in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Each Purchased Lease complies with all applicable laws, rules and regulations.

3.2.6.	No Default. No default or other event (other than a failure to pay any amount due under any Purchased Lease) that with the passage of time or giving of notice or both would become a default has occurred under any Purchased Lease, nor has Seller waived any such default or other event, in each case except as disclosed on Schedule 2 to the related Assignment. Seller does not know of anything not previously disclosed to Buyer in writing that would reasonably be expected to impair Buyer’s ability to collect the amounts due or to become due under any Purchased Lease (it being understood that this sentence shall not apply to general economic conditions or other events or circumstances disclosed generally to the public).

3.2.7.	Taxes. All taxes, assessments, fines, fees and similar liabilities relating to any Purchased Lease or any Purchased Assets that have accrued or assessed, or that relate to any period through the related Purchase Date, have been paid when due, and all related filings have been made when due.

3.2.8.	Eligible Lease. Each Purchased Lease is an Eligible Lease.

3.2.9.	Tax-Exempt Status. Each Obligor under any Purchased Lease is either (i) a state (as defined in section 103(c)(2) of the Code) or a political subdivision of a state or (ii) a qualified volunteer fire department (as defined in section 150(e)(2) of the Code). The interest portion of the Scheduled Payments due under each Purchased Lease (calculated based upon the interest rate set forth in such Purchased Lease) is properly excludable from federal gross income pursuant to section 103 of the Code (it being understood that this representation and warranty is being made with respect to each Purchased Lease immediately prior to Buyer’s purchase of such Purchased Lease).

3.2.10.	Selection Procedure. Seller has not selected the Purchased Leases from its portfolio of Eligible Leases using a selection procedure that would reasonably be expected to have a material adverse effect on the likelihood of collectibility of any material portion of the Purchased Leases taken as a whole.
     3.3. Representations and Warranties Concerning Buyer. Buyer represents and warrants that the following are true as of the date of this Agreement. Each representation and warranty shall be automatically restated and ratified as of each Purchase Date.
3.3.1.	Organized and Existing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, and Buyer is qualified and in good standing to do business as a foreign corporation in each state or other jurisdiction where its business requires such qualification and where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or any other Transaction Document or the legality, validity or enforceability of this Agreement or any other Transaction Document.

3.3.2.	No Contravention. Buyer’s execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party do not and will not conflict with its charter or by-laws, any material agreement to which it is a party or by which it is bound, any applicable law, rule or regulation, or any court or administrative order, judgment or decree binding on it or its properties.

3.3.3.	Power and Authority; Authorization, Execution and Delivery. Buyer’s execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party are within its corporate power and authority and have been duly authorized by all necessary corporate action. Buyer has duly executed and delivered this Agreement and each other Transaction Document to which it is a party.

3.1.4.	Valid, Binding and Enforceable. This Agreement and each other Transaction Document to which it is a party are valid, binding and enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.1.5.	Governmental Authorization; Other Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person that has not been obtained is required for the due execution and delivery by Buyer of this Agreement or any other Transaction Document to which Buyer is a party or the performance by Buyer of its obligations hereunder or thereunder.

3.1.6.	Actions; Suits; Proceedings. There are no actions, suits or proceedings pending or, to Buyer ‘s knowledge, threatened, against or affecting Buyer or any of its properties in or before any court, arbitrator or governmental body that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or any other Transaction Document or the legality, validity or enforceability of this Agreement or any other Transaction Document.. Buyer is not in default with respect to any order of any court, arbitrator or governmental body binding upon it or any of its properties
     3.4. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO ANY OF THE EQUIPMENT LEASED UNDER THE PURCHASED LEASES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE IV
COVENANTS OF SELLER
     4.1. Notice of Material Events. Seller shall promptly forward to Buyer all material written communications that it receives after the related Purchase Date with respect to any Purchased Lease (other than any such communication also sent to Buyer) and shall promptly notify Buyer in writing if it receives written notice of the occurrence of an Insolvency Event with respect to any Obligor under a Purchased Lease or the occurrence of an event of non-appropriation with respect to any Purchased Lease. Seller shall endeavor in good faith to notify Buyer promptly if it receives written notice of or otherwise obtains knowledge of the occurrence or existence of any other event or circumstance with respect to any Obligor or any Equipment that would reasonably be expected to have a material adverse effect on the interest of Buyer in the related Purchased Assets or the collectibility of the related Purchased Leases.

     4.2. Compliance with Laws. Seller shall comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards imposed by all governmental authorities in respect of the conduct of its business and the ownership of its properties, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
     4.3. Adverse Claims. Seller shall defend the interest of Buyer (to the extent transferred to Buyer under this Agreement) in, to and under the Purchased Leases and all other Purchased Assets against all claims of third parties claiming through or under Seller or any of its affiliates.
ARTICLE V
CERTIFICATE OF TITLE MATTERS
     5.1. Certificates of Title. Seller hereby irrevocably appoints Buyer as its agent in any jurisdiction in the United States for the purpose of executing, on Seller’s behalf and in Seller’s name, vehicle registrations, title certificates and other documents necessary for the titling, re-titling, registration, licensing or permitting of the Equipment leased under the Purchased Leases. In addition, Seller agrees to execute specific powers of attorney for particular jurisdictions or with respect to particular items of Equipment if and when requested by Buyer and to provide such other assistance as Buyer may reasonably request in connection with the titling, re-titling, registration, licensing or permitting of the Equipment leased under the Purchased Leases.
     5.2. Title Defaults; Repurchase Obligation. If a Title Default shall have occurred and be continuing with respect to any Purchased Lease, Buyer may advise Seller of such default and request that the related title deficiency be cured. If Seller does not cure such title deficiency to the reasonable satisfaction of Buyer within thirty (30) days after such request, Seller shall, at the request of Buyer, repurchase such Purchased Lease and all other related Purchased Assets for an amount equal to the Investment Balance of such Purchased Lease (such Investment Balance to be calculated as of the date of such repurchase).
     5.3. Repurchase Procedure. If Seller repurchases Purchased Assets pursuant to Section 5.2, (i) Seller shall, on the related repurchase date, pay the related repurchase price by wire transfer of immediately available funds to an account designated by Buyer and (ii) Buyer shall, on such repurchase date, execute such documents and instruments of transfer or assignment and take such other actions as may be reasonably requested by Seller to effect the sale of such Purchased Assets to Seller. All such Purchased Assets shall be reassigned by Buyer without recourse, representation or warranty of any kind.
ARTICLE VI
SERVICING OF PURCHASED LEASES
     6.1. General Servicing Requirement. Buyer shall be solely responsible for exercising the Servicing Rights. Buyer shall bill and collect all payments due or to become due under the Purchased Leases and otherwise administer the Purchased Leases in its own name and in accordance with its standard servicing procedures as in effect from time to time (it being understood that the Buyer may, without limitation, instruct any Obligor under a Purchased Lease to make payments under such Purchased Lease to any account designated by Buyer). Seller hereby irrevocably authorizes Buyer to deliver to the related Obligor each notice of assignment delivered by Seller to Buyer pursuant to Section 2.3.5. Seller shall have no right or obligation to exercise the Servicing Rights and shall not take any action with respect to any Purchased Lease that would reasonably be expected to have a Material Adverse Effect.

     6.2. Misdirected Payments. Seller shall forward any Collections that it receives to Buyer in the form received. Seller shall forward such Collections (i) in the case of Collections received through an automated or other electronic funds transfer, promptly by automated or other electronic funds transfer to the Lock-Box Account, and (ii) in the case of all other Collections, within five (5) Business Days of receipt by mail to the Lock-Box. Seller shall hold such Collections in trust for the benefit of Buyer until such Collections have been forwarded to Buyer in accordance with this Section 6.2.
     6.3. Power of Attorney. Seller hereby irrevocably appoints Buyer as Seller’s attorney-in-fact with full power of substitution, for and in Seller’s name and place, to ask, demand, collect, receive, sue for, compound and give acquittance for any and all payments and other amounts due under any Purchased Lease on or after the related Cut-Off Date and to endorse, in Seller’s name or otherwise, any checks and other items representing payments and other amounts due under any Purchased Lease on or after the related Cut-Off Date.
ARTICLE VII
INDEMNIFICATION; COSTS AND EXPENSES
     7.1. Indemnification of Buyer. Without limiting any other rights that Buyer may have hereunder or under applicable law, Seller hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and other amounts payable by, awarded against or incurred by any such Indemnified Party, including reasonable attorneys’ fees and disbursements (collectively, “Indemnified Amounts”), including losses in respect of uncollectible Purchased Leases (regardless of whether reimbursement therefor would constitute recourse to Seller) but excluding any Excluded Amounts, to the extent arising out of or as a result of (or claimed or alleged to be arising out of or as a result of):
(a)	any failure of any written representation or warranty made by or on behalf of Seller (or any officer of Seller) under or in connection with this Agreement or any other Transaction Document to be true and correct when made or deemed made (it being understood that the Indemnified Amounts with respect to any breach of the representation and warranty set forth in Section 3.2.9 shall be limited to amounts necessary to restore to Buyer its after-tax yield on the transaction evidenced by the related Purchased Lease);

(b)	any failure of Seller to comply on or before the related Purchase Date with any applicable law, rule or regulation with respect to any Purchased Lease or the nonconformity of any Purchased Lease on or before the related Purchase Date with any applicable law, rule or regulation, or any failure of Seller to keep or perform any obligation, express or implied, arising or accrued with respect to any Purchased Lease on or before the related Purchase Date;

(c)	any failure of Seller to perform its covenants or other obligations under and in accordance with the provisions of this Agreement or any other Transaction Document;

(d)	any products liability, personal injury or damage suit or other similar claim arising out of or in connection with any Equipment that is the subject of any Purchased Lease;

(e)	any dispute, claim, offset or defense of any Obligor (other than any discharge in bankruptcy of such Obligor or any failure to appropriate by such Obligor) to the payment of any amount payable under any Purchased Lease (including, without limitation, a defense based on such Purchased Lease not being a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms), or any other claim relating to the sale or performance of any goods, merchandise, insurance or services that are the subject of such Purchased Lease or the furnishing or failure to furnish such goods, merchandise, insurance or services;

(f)	the occurrence of any Insolvency Event with respect to Seller or Federal Signal, including, without limitation, any adversary proceeding or any contested matter arising in any insolvency proceeding, whether or not an Indemnified Person is a party thereto;

(g)	any failure of Buyer to acquire legal and equitable title to, and ownership of, any Purchased Lease (including the Collections thereon) free and clear of any Adverse Claim (except as created by this Agreement or any other Transaction Document);

(h)	any failure of Buyer to acquire a perfected, first-priority security interest in any Equipment leased under any Purchased Lease, free and clear of any Adverse Claim (except as created by this Agreement or any other Transaction Document), or any attempt by any Person to void such security interest under statutory provisions or common law or equitable action; or

(i)	the existence with respect to Equipment that constitutes fire trucks or other emergency response vehicles of any lien held by the Pennsylvania Emergency Management Agency (PEMA) arising pursuant to its Volunteer Fire Company, Ambulance Services and Rescue Squad Assistance program;
provided, however, that, if Buyer seeks indemnification from Seller for a breach of the representation and warranty set forth in Section 3.2.9, Seller may, in its absolute and sole discretion, repurchase the related Purchased Lease and all other related Purchased Assets for an amount equal to the Investment Balance of such Purchased Lease (such Investment Balance to be calculated as of the date of such repurchase) plus any additional amount necessary to restore to Buyer its after-tax yield on the transaction evidenced by such Purchased Lease through the date of such repurchase. If Seller elects to repurchase Purchased Assets pursuant to the preceding proviso, (i) Seller shall, on the related repurchase date, pay the related repurchase price by wire transfer of immediately available funds to an account designated by Buyer, (ii) Buyer shall, on such repurchase date, execute such documents and instruments of transfer or assignment and take such other actions as may be reasonably requested by Seller to effect the sale of such Purchased Assets to Seller and (iii) all obligations of Seller under this Section 7.1 with respect to such breach shall terminate automatically as of such repurchase date. All such Purchased Assets shall be reassigned by Buyer without recourse, representation or warranty of any kind.
     Buyer shall provide (or shall cause another Indemnified Party to provide) prompt written notice to Seller of any event or circumstance giving rise to an Indemnified Amount; provided, however, that any delay or failure to do so shall not limit Seller’s obligations under this Section 7.1. If Seller pays or provides to Buyer’s satisfaction for payment under this Section 7.1, Seller shall have the right to control indemnity defenses and settle indemnity claims.

     7.2. Excluded Amounts. Notwithstanding anything in Section 7.1 to the contrary, Seller shall not have any obligation to indemnify an Indemnified Party with respect to any of the following (collectively, “Excluded Amounts”): (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (ii) Indemnified Amounts to the extent such amounts include losses in respect of a Purchased Lease that is uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the failure at any time of the related Obligor to budget and appropriate sufficient moneys to make any Scheduled Payment or other amount due under such Purchased Lease (except to the extent that such losses arise out of or as a result of a breach with respect to such Purchased Lease of the representation and warranty set forth in Section 3.2); or (iii) taxes on or measured by the overall net income of such Indemnified Party imposed by any jurisdiction in which such Indemnified Party is subject to taxation.
     7.3. Indemnification of Seller. Without limiting any other rights that Seller may have hereunder or under applicable law, Buyer hereby agrees to indemnify Seller and its assigns, officers, directors, agents and employees from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and other amounts payable by, awarded against or incurred by any such Person, including reasonable attorneys’ fees and disbursements, to the extent arising out of or as a result of (or claimed or alleged to be arising out of or as a result of) the gross negligence or willful misconduct of Buyer or any of its officers, directors, agents or employees in connection with the servicing of any Purchased Lease after the related Purchase Date or otherwise in connection with the Purchased Assets (in each case other than to the extent resulting from an act or omission of Seller for which Buyer is indemnified under Section 7.1). Seller shall provide (or shall cause to be provided) prompt written notice to Buyer of any event or circumstance giving rise to any claim pursuant to this Section 7.3; provided, however, that any delay or failure to do so shall not limit Buyer’s obligations under this Section 7.3. If Buyer pays or provides to Seller’s satisfaction for payment under this Section 7.3, Buyer shall have the right to control indemnity defenses and settle indemnity claims.
     7.4. Costs and Expenses. Buyer shall have the right, but shall not be obligated, to perform any Seller obligation under any Purchased Lease. If Buyer performs any such obligation, Seller shall promptly reimburse Buyer upon demand for the amounts expended in connection with such performance. All amounts owed by Seller under or in connection with this Agreement for more than thirty (30) days shall accrue interest at the lower of 1.50% per month or the highest rate allowed by law. If a dispute arises between Buyer and Seller with respect to this Agreement and a proceeding is brought to enforce or defend this Agreement, the party that does not prevail in such proceeding shall pay to the prevailing party upon demand all reasonable costs, professional fees and legal expenses incurred by the prevailing party in connection with such proceeding.
ARTICLE VIII
MISCELLANEOUS
     8.1. Notices. All notices and other communications provided to Seller or Buyer under this Agreement shall be in writing (including, without limitation, bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to such Person at their respective addresses specified below or at such other address or fax number as such Person may hereafter specify for the purpose of notice to the other Person. Each such notice or other communication shall be effective (i) if given by telecopy or electronic facsimile transmission, upon receipt of electronic confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail registered with return receipt requested or (iii) if given by any other means, when received at the address specified in this Section 8.1. All such notices and other communications shall be given to the following addresses:

If to Seller:
Vactor Manufacturing, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, Illinois 60523
Telecopy: (630) 954-2041
Attention: Treasurer
with a copy to:
Federal Signal Corporation
1415 West 22nd Street, Suite 1100
Oak Brook, Illinois 60523
Telecopy: (630) 954-2138
Attention: General Counsel
If to Buyer:
Banc of America Public Capital Corp
231 South LaSalle Street
8th Floor
Chicago, Illinois 60697
Telecopy: (312) 974-9052
Attention: Senior Credit Officer, Global Vendor Finance Division
Reference: Federal Signal
     8.2. Termination. This Agreement shall continue in full force and effect until terminated. This Agreement may be terminated by either Buyer or Seller upon thirty (30) days prior written notice.
     8.3. Survival of Terms. All representations and warranties made by Seller or Buyer in this Agreement or any other Transaction Document shall survive the execution and delivery of this Agreement regardless of any investigation made by Buyer or Seller and notwithstanding that Buyer or Seller may have had notice or knowledge that any such representation or warranty was incorrect. The provisions of Article IV, Article V, Article VI and Article VII (and any provisions of this Agreement relating to the enforcement of such provisions) shall survive any termination of this Agreement. All rights and obligations which apply to pre-termination purchases and purchase commitments shall also survive any termination of this Agreement, although Buyer may, in its absolute and sole discretion, terminate any purchase commitments if such termination is due to Seller’s breach of this Agreement.
     8.4. Governing Law; Assignments. This Agreement has been delivered for acceptance by Buyer in Chicago, Illinois and shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. The rights and obligations of Buyer and Seller under this Agreement and each other Transaction Document will inure to the benefit of, and be binding upon, their successors and permitted assigns. Buyer may assign or transfer this Agreement or any other Transaction Document or any of its rights under this Agreement or any other Transaction Document or under any Purchased Assets to any other party without notice; provided, however, that Buyer may not assign its obligation to purchase Leases in accordance with Article II before December 31, 2008 without the prior written consent of Seller (which consent shall not be unreasonably withheld). All references to “Buyer” in this Agreement shall include its assigns and transferees, whether immediate or remote. Seller may not assign or transfer this Agreement or any other Transaction Document or any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Buyer (which consent shall not be unreasonably withheld).
     8.5. Cooperation. Seller shall, from time to time upon reasonable notice and during normal business hours, in each case to the extent reasonably necessary to enable Buyer to reconcile Obligor payments or otherwise service the Purchased Leases, to comply with governmental requirements or regulations or to prosecute or defend third-party claims, make reasonably available to Buyer and its agents all information maintained by or on behalf of Seller with respect to the Purchased Assets. Buyer shall, from time to time upon reasonable notice and during normal business hours, in each case to the extent reasonably necessary to enable Seller to comply with its obligation to repurchase Purchased Assets pursuant to this Agreement, to comply with governmental requirements or regulations or to prosecute or defend third-party claims, make reasonably available to Seller or its agents copies of the Purchased Leases and all other documents included in the related Lease Files.
     8.6. JURY TRIAL WAIVER; VENUE; JURISDICTION; SERVICE. BUYER AND SELLER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING FROM OR RELATED TO THIS AGREEMENT. ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT. SELLER SUBMITS TO THE JURISDICTION OF SUCH COURTS AND WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, ANY INCONVENIENT FORUM DEFENSE IT MAY HAVE TO ANY SUCH ACTION OR PROCEEDING. A FINAL JUDGMENT RENDERED IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8.6 SHALL AFFECT OR IMPAIR SELLER’S OR BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW.
     8.7. Captions; Savings. The section headings in this Agreement shall not be used to construe the terms and conditions of this Agreement. The obligations of Buyer and Seller to perform under this Agreement are limited by and subject to all applicable laws, rules and regulations. Wherever possible, each provision of this Agreement shall be interpreted as effective and valid under applicable law. If any provision of this Agreement is prohibited or invalid, such provision shall be ineffective to the extent of such prohibition or invalidity and the remainder of this Agreement shall remain valid.
     8.8. Complete Agreement; Amendments; Waivers. This Agreement and the other Transaction Documents represent the complete understanding of the parties concerning the subject matter of this Agreement and supersede any and all previous agreements or understandings, written or oral, relating to the subject matter of this Agreement. Amendments to this Agreement shall only be effective if in writing and signed by duly authorized officers of Buyer and Seller. Waivers of any provision of this Agreement shall only be effective if in writing and signed by the party to be bound, and any waiver will be effective only as to the matters expressly covered in such writing. Any party’s knowledge of any breach of or non-compliance with any other party’s covenants, agreements, representations or warranties shall not constitute a waiver. No failure or delay by any party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and/or remedies provided by law.
     8.9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, duly authorized officers of Seller and Buyer have executed this Agreement as of the date first set forth above.

VACTOR MANUFACTURING, INC.
By:
	Name:	David Janek
	Title:	Vice President and Treasurer

BANC OF AMERICA PUBLIC CAPITAL CORP
By:
	Name:	Glen L. Van de Loo
	Title:	Senior Vice President

Schedule A
Approved Leases
[TO BE ATTACHED]

Exhibit A
Approved Lease Forms
[TO BE ATTACHED]

Exhibit B
Form of Assignment
ASSIGNMENT #[___]
(VACTOR MANUFACTURING, INC.)
     FOR VALUE RECEIVED, and pursuant to the Tax-Exempt Lease Purchase Agreement (Vactor Manufacturing, Inc.) dated as of June 27, 2008 (the “Agreement”) between Vactor Manufacturing, Inc., an Illinois corporation (“Seller”), and Banc of America Public Capital Corp, a Kansas corporation (“Buyer”), Seller hereby sells, transfers, assigns, sets-over and otherwise conveys to Buyer, without recourse except as expressly provided in the Agreement or, if applicable, this Assignment, all right, title and interest of Seller in, to and under the following property, whether now existing or hereafter created or acquired (collectively, the “Purchased Assets”): (i) the Leases identified on Schedule 1 to this Assignment (collectively, the “Purchased Leases”); (ii) all amounts due on or after [____________], 20[___] (the “Cut-Off Date”) under the Purchased Leases and all Collections received with respect to such amounts (including, without limitation, all Collections (whether in the form of cash, checks, drafts, instruments, automated clearing house entries, electronic funds transfers or other property) deposited in or credited to, or held for deposit in or credit to, any bank account maintained for the benefit of Buyer); (iii) all Equipment leased under the Purchased Leases and all proceeds of such Equipment (including, without limitation, all proceeds received on or after the Cut-Off Date in connection with any sale or other disposition of such Equipment and all insurance proceeds received on or after the Cut-Off Date with respect to such Equipment); (iv) the Lease Files with respect to the Purchased Leases; (v) all guaranties, insurance policies or other contracts or arrangements securing or supporting payment of the Purchased Leases and all amounts received on or after the Cut-Off Date with respect to the Purchased Leases under any such contract or arrangement; and (vi) all proceeds of the foregoing. Except as otherwise specifically set forth in the Agreement, the sale of the Purchased Assets pursuant to this Assignment shall not constitute and is not intended to result in an assumption by Buyer of any obligation of Seller or any other Person, including, without limitation, any obligation arising under or in connection with the Purchased Leases or any other Purchased Assets (it being understood that Buyer shall acquire and be solely responsible for exercising the Servicing Rights).
     The Purchase Price with respect to the Purchased Leases is $[_________] (the “Purchase Price”). [The aggregate Release Price with respect to the Purchased Leases is $[_________].] Seller hereby directs Buyer (i) to pay an amount equal to such aggregate Release Price directly to Banc of America Leasing & Capital, LLC (it being understood that such payment is made on behalf of Seller and in payment of all or a portion of any Advance (as defined in the Loan Agreement) with respect to which the related Purchased Leases have been pledged as collateral) and (ii) to pay the balance of the Purchase Price ($[_________]) to Seller by wire transfer of immediately available funds to the following account:
Bank Name: Bank of America, N.A.
Name: Federal Signal Corporation
ABA Number: 026 009 593
Account Number: 8666101128
Further Reference: Vactor Manufacturing, Inc.
     Buyer and Seller intend that this Assignment be construed as an agreement for the absolute sale of the Purchased Assets. If, despite this intent, this Assignment is construed as an agreement for making one or more loans, then, as collateral security for the repayment of the Purchase Price and all other payment obligations of Seller under the Agreement, Seller hereby grants to Buyer a security interest in the Purchased Leases and all other Purchased Assets. All transactions contemplated by this Assignment, whether construed as a sale or a loan, shall be non-recourse to Seller except as specifically provided in the Agreement or, if applicable, this Assignment.

     The terms and conditions of this Assignment, including, without limitation, the representations and warranties of Seller set forth in Article III of the Agreement, are as provided for in the Agreement. All capitalized terms used but not defined in this Assignment shall have the respective meanings set forth in the Agreement. This Assignment shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.
      Dated: [_______], 20[___]

VACTOR MANUFACTURING, INC.
By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED: BANC OF AMERICA PUBLIC CAPITAL CORP
By:
Name:
Title:

Assignment #[__] (Vactor Manufacturing, Inc.)
[____________], 20[__]

Exhibit C
Eligibility Criteria
     “Eligible Lease” means a Lease that satisfies the following criteria:
     (a) such Lease was originated by the Seller in the ordinary course of its business and in conformance with its historic credit and collection practices;
     (b) the related Obligor is the user of the related Equipment and is located in the United States, such Equipment is used solely in connection with the performance of public services and such Equipment is located in the United States;
     (c) such Lease is substantially in the form of (i) one of the forms attached as Exhibit A to the Agreement or (ii) one of the forms attached as Exhibit A to the Agreement modified in a manner that would not reasonably be expected to have a material adverse effect on the legality, validity or enforceability of such Lease or the collectibility of such Lease;
     (d) such Lease is by its terms an absolute and unconditional obligation of the related Obligor, is non-cancelable (other than on account of any non-appropriation provision under such Lease) and does not contain any option for prepayment or early termination by such Obligor unless (i) the enforceable payment required thereunder for prepayment or early termination is equal to or greater than Seller’s net book value of such Lease as of the related Purchase Date or (ii) such termination arises under a non-appropriation provision;
     (e) such Lease is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the related Obligor to assume all risk of loss or malfunction of the related Equipment;
     (f) such Lease is denominated in United States dollars;
     (g) such Lease is not a Defaulted Lease or a Delinquent Lease and has not, except as disclosed on Schedule 2 to the related Assignment, been a Defaulted Lease at any time during the past two years;
     (h) the amount, term and frequency of the Scheduled Payments due under such Lease are accurately reflected on Schedule 1 to the related Assignment and no Scheduled Payment due under such Lease has been deferred from that which is reflected on such Schedule 1;
     (i) the related Obligor has not previously failed to appropriate funds with respect to obligations owing under such Lease or any other Lease, Seller has not received notice of such Obligor’s intention not to appropriate funds with respect to obligations owing under such Lease or any other Lease and, to the knowledge of Seller, such Obligor has not failed to appropriate funds with respect to obligations owing under such Lease or any other Lease during such Obligor’s current or upcoming fiscal year;
     (j) the terms of such Lease have not been amended, waived or modified (unless such amendment, modification or waiver is included in the related Lease File and, if such amendment, waiver or modification revised the Scheduled Payments due under such Lease, such revised payment schedule is accurately reflected on Schedule 1 to the related Assignment);

     (k) no Scheduled Payments due under such Lease are subject to any right of rescission, set-off, claim, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, claim, counterclaim or defense, including a defense arising out of a breach of such Obligor’s right to quiet enjoyment of the related Equipment, has been asserted with respect to such Lease;
     (l) the related Equipment existed as of the commencement date of such Lease, Seller has received an executed acceptance certificate from the related Obligor in respect of such Equipment and, to the knowledge of Seller, no event resulting in the destruction or loss of all or a material portion of such Equipment has occurred;
     (m) such Lease requires that the related Obligor maintain the related Equipment in good repair and working order;
     (n) such Lease was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer or assignment of such Lease and the creation of a lien in such Lease in favor of Buyer will not render such Lease unenforceable as to the related Obligor;
     (o) such Lease is in full force and effect in accordance with its terms, and Seller has not suspended or reduced any payments due or to become due under such Lease by reason of a default by the related Obligor except as disclosed on Schedule 2 to the related Assignment;
     (p) such Lease is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Scheduled Payments (subject to non-appropriation and any prepayment provisions stated therein) and to perform its other obligations thereunder, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by applicable sovereign immunity laws;
     (q) the related Equipment was manufactured, distributed or sold by Seller or by a Person included in Seller’s dealer network and has been delivered to the related Obligor;
     (r) such Lease requires the related Obligor to obtain and maintain property and liability insurance with respect to the related Equipment;
     (s) such Lease had an original term of not greater than 96 months and the term of such Lease has not been extended except as disclosed on Schedule 2 to the related Assignment; and
     (t) such Lease does not contain a provision restricting the assignment of such Lease by Seller to Buyer or, except as disclosed on Schedule 2 to the related Assignment, by Buyer to any other Person.

2

Exhibit D
Form of Notice of Assignment
[VACTOR MANUFACTURING, INC. LETTERHEAD]
FORM OF NOTICE OF ASSIGNMENT
____________, 20___
Re:	[Municipal Lease and Option Contract] dated _______________, ____ (the “Lease”) between Vactor Manufacturing, Inc. (“Vactor”) and _____________________ (“Obligor”)
     Vactor hereby gives notice to Obligor that it has assigned to Banc of America Public Capital Corp (“BAPCC”), pursuant to a Purchase Agreement dated as of June 27, 2008 (the “Agreement”), all of Vactor’s right, title and interest in, to and under the Lease, all payments due or to become due under the Lease and the equipment leased under the Lease (the “Equipment”). Obligor hereby acknowledges such assignment and agrees to keep, or cause to be kept, a complete and accurate record of such assignment in form necessary to comply with section 149(a) of the Code.
     Vactor hereby irrevocably directs Obligor to make any and all payments required or permitted to be made under the Lease directly to BAPCC at the following account or address unless and until Obligor is directed by BAPCC to make such payments to a different account or address designated by BAPCC.
     Payments made by automated or other electronic funds transfer:
Bank Name: The Bank of New York Mellon
Bank Address: 500 Ross Street, 154-0460
Pittsburgh, Pennsylvania 15259
ABA Number: 043 000 261
Account Number: 0209576
Lock-Box Number: 371992
Payments made by mail:
P.O. Box 371992
Pittsburgh, Pennsylvania 15250-7992
     Obligor is hereby advised that BAPCC shall have all of the rights (but none of the obligations) of Vactor under the Lease and all related documents, including, without limitation, the right to issue or receive all notices and reports under the Lease, the right to consent to all modifications or amendments to the Lease, the right to receive title to the Equipment in accordance with the terms of the Lease, and the right to declare a default and to exercise all remedies under the Lease. Obligor hereby agrees to name BAPCC as a loss payee and additional insured under each casualty and liability insurance policy required to be maintained by Obligor pursuant to the Lease and to furnish BAPCC evidence of such insurance coverage.

     Vactor hereby irrevocably directs Obligor to send each notice that Obligor is required to give under the Lease directly to BAPCC at the following address by certified mail, postage prepaid, unless and until Obligor is directed by BAPCC to send such notices to a different address designated by BAPCC.
Banc of America Public Capital Corp
231 South LaSalle Street, 8th Floor
Chicago, Illinois 60697
Attention: Senior Credit Officer, Global Vendor Finance Division
     If you have any questions regarding this notice, please call the undersigned.

VACTOR MANUFACTURING, INC.
By:
Name:
Title:

2

Exhibit E
Form of Consent to Assignment
[TO BE ATTACHED]